UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2010

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 8, 2010, Empire Resorts, Inc. (the “Company”) received the Decision, Order and Judgment (the “Decision”) from the Supreme Court of the State of New York in Sullivan County (the “Court”) granting defendants’, The Bank of New York Mellon Corporation and The Depository Trust Company (together, the “Defendants”), motion for summary judgment in the action captioned Empire Resorts, Inc. v. The Bank of New York Mellon Corporation and The Depository Trust Company.  The Decision provides that the Court has determined that the Defendants properly exercised the option requiring the Company to repurchase $65 million of 5 ½% senior convertible notes issued by the Company in July 2004 (the “Notes”), that the Company is in default under the Notes with respect to its failure to repurchase the Notes on July 31, 2009 and that the Company must now repurchase the Notes.  The Company is working with its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and its legal counsel to consider its available financial and legal alternatives in response to the Decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: April 12, 2010	By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer